Exhibit 10.7

AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement, dated as of November 30, 2011, is made by BDeWees, Inc., an Ohio corporation and XGen III, Ltd., an Ohio limited liability company (collectively, the “Subordinated Creditors”), for the benefit of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the “Lender”).

MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), Magnetech Industrial Services, Inc., an Indiana corporation (“MIS”) and HK Engine Components, LLC, an Indiana limited liability company (“HK” and together with MISCOR and MIS, the “Borrowers” and each a “Borrower”) are now or hereafter may be indebted to the Lender on account of loans or the other extensions of credit or financial accommodations from the Lender to the Borrowers, or to any other person under the guaranty or endorsement of the Borrowers.

MISCOR previously issued two promissory Notes, one each to BDeWees, Inc., and XGen III, Ltd., each Note in the original principal amount of Two Million Dollars ($2,000,000.00), which notes have been previously amended and are being further amended as of the date hereof in the form of the promissory Notes attached hereto as Exhibit A (together with all renewals, extensions and modifications thereof and any Notes or Notes issued in substitution therefore, the “Subordinated Notes”).

As a condition to making any loan or extension of credit to the Borrowers, the Lender has required that the Subordinated Creditors acknowledge the continuing subordination of the Subordinated Notes and the Subordinated Creditors’ security interests in the assets of the Borrowers and subordinate the payment of the Subordinated Notes to the payment of any and all indebtedness of the Borrowers to the Lender, provided that subject to the terms of this Agreement certain payments of the Subordinated Indebtedness (defined below as “Permitted Payments”) may be made. Assisting the Borrowers in obtaining credit accommodations from the Lender and subordinating their respective interests pursuant to the terms of this Agreement are in the Subordinated Creditors’ best interests.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Lender for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditors hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Credit Agreement. In addition, as used herein, the following terms have the meanings set forth below:

“Availability” has the meaning provided in the Credit Agreement, and as of any date of determination shall be such amount as is shown on Lender’s loan system.

“Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Lender Indebtedness, including, but not limited to, the Credit Agreement, or any default under or breach of any such agreement or instrument.

“Collateral” means all collateral now or hereafter securing payment of the Lender Indebtedness, including all proceeds thereof.

“Credit Agreement” means that certain Credit and Security Agreement dated as of January 14, 2008, as amended through the date hereof, by and among the Borrowers and the Lender, as the same may hereafter be further amended, supplemented or restated from time to time.

“Effective Date Payments” means a prepayment of principal of the Subordinated Notes in the aggregate amount of $633,332 to be made to the Subordinated Creditors on or about the date hereof, subject to the terms and conditions hereof, and a prepayment of principal in the amount of $316,666 to be made to John Martell on the same date.

“Excess Availability” means, as determined on the date of the applicable payment, the amount equal to Availability, after giving effect to (i) the Effective Date Payments, the 2011 Year-End Payments or the 2012 Mid-Year Payments, as applicable, (ii) the payment of Borrowers’ trade payables older than thirty (30) days past due date (subject to the exclusion of certain account balances which have extended terms or other payment arrangements evidenced by documentation reviewed by and acceptable to Lender in its sole discretion), (iii) the payment of all book overdrafts, and (iv) at the time of and only with respect to the Effective Date Payments, the payment of transaction expenses (including the closing fee payable to Lender).

“Lender Indebtedness” means each and every debt, liability and obligation of every type and description which the Borrowers and each of them may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of any Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Permitted Payments” means the following payments of principal and interest on the Subordinated Indebtedness permitted to be made subject to the terms and conditions of this Agreement, including the conditions set forth below:

1. So long as Excess Availability is not less than Five Hundred Thousand Dollars ($500,000), payment of the Effective Date Payments payable to the Subordinated Creditors.

2. So long as Excess Availability is not less than Five Hundred Thousand Dollars ($500,000), payment of the 2011 Year-End Payments payable to the Subordinated Creditors.

3. So long as Excess Availability is not less than Five Hundred Thousand Dollars ($500,000), payment of the 2012 Mid-Year Payments payable to the Subordinated Creditors.

4. So long as there is no Borrower Default, payment of scheduled monthly principal payments per the terms of the Subordinated Notes and the final payment of principal and accrued interest on the Subordinated Notes due August 1, 2013.

5. So long as there is no Borrower Default, scheduled payments (but not prepayments) of interest (other than default interest) required to be paid under the Subordinated Notes.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Notes and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to either Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“2012 Mid-Year Payments” means a special payment of principal of the Subordinated Notes in the aggregate amount of $500,000 to be made to the Subordinated Creditors on June 30, 2012, subject to the terms and conditions hereof, and a special payment of principal in the amount of $250,000 to be made to John Martell on the same date.

“2011 Year-End Payments” means a special payment of principal of the Subordinated Notes in the aggregate amount of $600,000 to be made to the Subordinated Creditors on December 29, 2011, subject to the terms and conditions hereof, and a special payment of principal in the amount of $120,000 to be made to John Martell on the same date.

2. Subordination. Subject to the Subordinated Creditor’s right to receive the Permitted Payments in accordance with the terms of this Agreement, the payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Lender Indebtedness; and regardless of any priority otherwise available to the Subordinated Creditors by law or by agreement, the Lender shall hold a first priority Lien in the Collateral, and any Lien claimed therein (including any proceeds thereof) by the Subordinated Creditors shall be and remain fully subordinate for all purposes to the Lien of the Lender therein for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Lender Indebtedness even if the Lender Indebtedness is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

3. Payments. Until all of the Lender Indebtedness has been paid in full and the Lender has released its Lien in the Collateral, the Borrowers shall not pay and the Subordinated Creditors shall not, without the Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from any Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness, except that unless the Lender has provided written notice to the Subordinated Creditors that a Borrower Default has occurred and is continuing and that no payments may be made on the Subordinated Indebtedness, (i) the Borrowers shall be permitted to exercise any right of set off they may have against the Subordinated Notes, and (ii) the Subordinated Creditors may accept and keep the Permitted Payments.

4. Receipt of Prohibited Payments. If the Subordinated Creditors receive any payment on the Subordinated Indebtedness that the Subordinated Creditors are not entitled to receive under the provisions of this Agreement, the Subordinated Creditors will hold the amount so received in trust for the Lender and will forthwith turn over such payment to the Lender in the form received (except for the endorsement of the Subordinated Creditors where necessary) for application to then-existing Lender Indebtedness (whether or not due), in such manner of application as the Lender may deem appropriate. If the Subordinated Creditors exercise any right of setoff which the Subordinated Creditors are not permitted to exercise under the provisions of this Agreement, the Subordinated Creditors will promptly pay over to the Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditors fail to make any endorsement required under this Agreement, the Lender, or any of its officers or employees or agents on behalf of the Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditors to make such endorsement in the Subordinated Creditors’ name.

5. Action on Subordinated Indebtedness. Unless the Lender has commenced an action or proceeding to recover all of any part of the Lender Indebtedness, the Subordinated Creditors will not commence any action or proceeding against any Borrower to recover all or any part of the Subordinated Indebtedness, or join with any Creditors (unless the Lender shall so join) in bringing any proceeding against any Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government; provided that in no event shall the Subordinated Creditors enforce any judgment, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditors with respect to any such Collateral, unless and until the Lender Indebtedness has been paid in full and the Lender has released its Lien in the Collateral.

6. Action Concerning Collateral.

(a) Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, the Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to any Borrower or the Collateral, all with notice to and/or consent of the Subordinated Creditors only to the extent, if any, specifically required by applicable law.

(b) In addition, and without limiting the generality of the foregoing, if (i) a Borrower Default has occurred and is continuing, (ii) a Borrower or the Lender intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) the Lender has given written notice thereof to the Subordinated Creditor, and (iv) the Subordinated Creditors have failed, within ten (10) days after receipt of such notice, to purchase for cash the Lender Indebtedness for the full amount thereof, the Subordinated Creditors shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized the Lender and its agents to file partial releases with respect to such Collateral.

(c) The Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Lender be deemed the Subordinated Creditors’ agent with respect to the Collateral. All proceeds received by the Lender with respect to any Collateral may be applied, first, to pay or reimburse the Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the collection of such proceeds, and, second, to any Lender Indebtedness secured by the Lender’s Lien in that Collateral in any order that it may choose.

7. Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of any Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of any Borrower, the Subordinated Creditors will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of such Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Lender and promptly pay over to the Lender in the form received (except for the endorsement of the Subordinated Creditors where necessary) for application to the then-existing Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Lender Indebtedness has been paid in full and the Lender’s Lien in the Collateral has been terminated. If the Subordinated Creditors shall fail to take any such action, the Lender, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditors’ behalf. The Subordinated Creditors hereby irrevocably appoints the Lender, or any of its officers or employees on behalf of the Lender, as the attorney-in-fact for the Subordinated Creditors (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Lender’s own name or in the name of the Subordinated Creditors as the Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditors will execute and deliver to the Lender such other and further powers-of-attorney or instruments as the Lender may request in order to accomplish the foregoing. If the Lender desires to permit the use of cash collateral or to provide post-petition financing to a Borrower, the Subordinated Creditors shall not object to the same or assert that their interests are not being adequately protected.

8. Restrictive Legend; Transfer of Subordinated Indebtedness. The Subordinated Creditors will cause the Subordinated Notes and all other Notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditors will mark their books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of the Subordinated Notes bearing such legend. At the request of the Lender, the Subordinated Creditors shall deposit with the Lender the Subordinated Notes and all of the other Notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which Notes, bonds, debentures or other instruments may be held by the Lender so long as any Lender Indebtedness remains outstanding or the Lender’s Lien in the Collateral has not been terminated. The Subordinated Creditors are the lawful holders of the Subordinated Notes and have not transferred any interest therein to any other person or entity. Without the prior written consent of the Lender, the Subordinated Creditors will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same.

9. Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Lender may, without notice to or consent by the Subordinated Creditor, modify any term of the Lender Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Creditors and without incurring responsibility to the Subordinated Creditors or impairing or releasing any of the Lender’s rights or any of the Subordinated Creditors’ obligations hereunder:

(a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Lender Indebtedness or any instrument evidencing the same in any manner;

(b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Lender Indebtedness or any part thereof;

(c) release anyone liable in any manner for the payment or collection of the Lender Indebtedness or any part thereof;

(d) exercise or refrain from exercising any right against any Borrower or any other person (including the Subordinated Creditor); and

(e) apply any sums received by the Lender, by whomsoever paid and however realized, to the Lender Indebtedness in such manner as the Lender shall deem appropriate.

10. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Lender to make any future loans or other extensions of credit or financial accommodations to the Borrowers.

11. Marshalling. The Subordinated Creditors hereby waive any and all rights to require the marshalling of assets in connection with the exercise of any of the Lender’s remedies permitted by applicable law or agreement.

12. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) by nationally recognized overnight delivery service, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Lender:

Wells Fargo Business Credit

150 South Wacker Drive, Suite 2200

Chicago, IL 60606

Attention: Daniel J. Manella

If to the Subordinated Creditor:

BDeWees, Inc.

5316 Hawick Street, NW

Canton, OH 44708

Attn: Bernard L. DeWees

XGen III, Ltd.

3029 Prospect Ave

Cleveland Ohio 44115

Attn: Thomas J. Embrescia

with a copy to:

Day Ketterer Ltd.

Millenium Centre #300

200 Market Avenue, N.

Canton, Ohio 44701

Attn: Daniel A. Minkler

and a copy to:

Ulmer & Berne LLP

1660 West 2nd Street

Suite 1100

Cleveland, Ohio 44113

Attn: Thomas Ostrowski

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telefacsimile.

13. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Lender and the Subordinated Creditor.

14. No Waiver. No waiver shall be deemed to be made by the Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Lender or the obligations of the Subordinated Creditors to the Lender in any other respect at any time.

15. Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditors and the Subordinated Creditors’ heirs, legal representatives, successors and assigns and shall inure to the benefit of the Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other subordinated creditor of any Borrower. Notice of acceptance by the Lender of this Agreement or of reliance by the Lender upon this Agreement is hereby waived by the Subordinated Creditor.

16. Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Ohio.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Subordinated Creditors have executed this Subordination Agreement as of the date and year first above-written.

BDEWEES, INC.

By:
Bernard L. DeWees, President

XGEN III, LTD.

By:
Thomas J. Embrescia, Manager

ACKNOWLEDGMENT BY BORROWERS

The undersigned, being the Borrowers referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditors would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

MISCOR GROUP, LTD.

By:
Its:

MAGNETECH INDUSTRIAL SERVICES, INC.

By:
Its:

HK ENGINE COMPONENTS, LLC

By:
Its:

Exhibit A

Attach copy of Subordinated Notes with following legend:

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY BDEWEES, INC. AND XGEN III, LTD. IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF NOVEMBER 30, 2011.

See attached notes